Exhibit 10.8

FIRST AMENDMENT

TO

2007 EQUITY COMPENSATION PLAN

THIS FIRST AMENDMENT TO 2007 EQUITY COMPENSATION PLAN (this “First Amendment”) is effective as of February 26, 2009.

WHEREAS, the Board of Directors and stockholders of DuPont Fabros Technology, Inc. (the “Company”) adopted the 2007 Equity Compensation Plan (the “Plan”) on October 18, 2007; and

WHEREAS, pursuant to Article XV of the Plan, the Board of Directors of the Company adopted the following amendment to the Plan, which, pursuant to that Article, is not contingent on the approval of the Company’s stockholders;

1. Article I, Section 1.06 of the Plan is hereby amended and restated to read as follows:

“Change in Control” means (i) a Person is or becomes an Acquiring Person; (ii) the consummation of a transaction that results in the transfer to a Person of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements; (iii) the consummation of a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction in which the holders of the Company’s voting securities immediately prior to the transaction own securities representing at least 50% (fifty percent) of the voting securities of such surviving entity or its parent, immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

2. Unless specifically modified herein, all other terms and conditions of the Plan shall remain in effect.